Exhibit 3.1

ADVAXIS, INC.

SECOND AMENDED AND RESTATED BY-LAWS

Effective as of March 4, 2021

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders of Advaxis, Inc. (the “Corporation”) for the election of directors (the “Directors”) or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors (the “Board”) or the President and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting pursuant to the requirements of Article I, Section 9 of these Second Amended and Restated By-Laws (as amended or amended and restated from time to time, the “By-Laws”). Written notice of the Annual Meeting of Stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 3. Special Meetings. Unless otherwise prescribed by law or by the Amended and Restated Certificate of Incorporation (as amended or amended and restated from time to time, the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called at any time by the Board of Directors. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of one-third of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or the By-Laws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

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Section 6. Consent of Stockholders in Lieu of Meeting.

(a) Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, in a consent in writing, setting forth the action so taken, signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under the Delaware General Corporation Law (the “DGCL”), if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement concerning any vote of stockholders, that written consent and written notice has been given as provided in this Section 6.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date. The Board shall promptly, but in all events within ten calendar days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 6(b)). If no record date has been fixed by the Board pursuant to the first sentence of this Section 6(b) or otherwise within ten calendar days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such ten day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board pursuant to the first sentence of this Section 6(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(c) In the event of the delivery, in the manner provided by this Section 6 and applicable law, to the Corporation of a written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 6 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 6(c) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article I or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 9. Notice of Stockholder Business and Director Nominations.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with these By-Laws, the Certificate of Incorporation, the DGCL, and other applicable law.

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(b) To be properly brought before an annual meeting of stockholders, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder Present in Person at the meeting who (A) is a record owner of shares of the Corporation’s capital stock at the time of giving the notice provided for in this paragraph (b), (B) is a record owner of shares of the Corporation’s capital stock as of the record date for the determination of stockholders entitled to notice of and to vote at the meeting in question, (C) is a record owner of shares of the Corporation’s capital stock at the time of the meeting, (D) is entitled to vote at the meeting, and (E) complies with the requirements set forth in this paragraph (b) in all applicable respects. Except with respect to proposed nominations of persons for election to the Board, which must be made in compliance with the provisions of Article I, Section 9, paragraph (c) of these By-Laws and except for stockholder proposals submitted for inclusion in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 (and the interpretations thereunder) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which proposals are not excludable under Rule 14a-8 of the Exchange Act, whether pursuant to a no-action letter from the Staff of the Division of Corporation Finance of the Securities and Exchange Commission (“SEC”) or a determination of a federal court of competent jurisdiction, and which are included in the notice of meeting given by or at the direction of the Board and the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. In addition to the other requirements set forth in this paragraph (b), for any proposal of business to be considered at an annual meeting of stockholders, it (i) must be a proper subject for action by stockholders of the Corporation under these By-Laws, the Certificate of Incorporation, the DGCL and other applicable law, and (ii) must not relate to a matter that is expressly reserved for action by the Board under these By-Laws, the Certificate of Incorporation, the DGCL or other applicable law. For business to be properly brought before an annual meeting by a stockholder pursuant to this paragraph (b), the stockholder must have given (i) timely and proper notice thereof in writing to the Secretary of the Corporation (the “Proposal Notice”) and (ii) provided any updates or supplements to the Proposal Notice at the times and in the forms required by this paragraph (b). To be timely, the Proposal Notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth calendar day and not later than the close of business on the ninetieth calendar day prior to the one-year anniversary date of the immediately preceding year’s annual meeting of stockholders or special meeting in lieu thereof (the “Anniversary Date”); provided, however, that in the event that the date of the annual meeting of stockholders is more than thirty calendar days before or more than sixty calendar days after the Anniversary Date, or if the Corporation did not hold an annual meeting of stockholders or special meeting in lieu thereof in the preceding fiscal year, notice by the stockholder to be timely must be so delivered to, or mailed and received by, the Secretary of the Corporation not later than the later of (i) the close of business on the ninetieth calendar day prior to such annual meeting or (ii) the close of business on the tenth calendar day following the day on which Public Announcement of the date of such annual meeting was first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Proposal Notice as described above. For purposes of these By-Laws, “Notice Deadline” shall mean the last date for a stockholder to deliver a Proposal Notice or a Nominating Notice (as defined below) in accordance with the provisions of this paragraph (b). To be in proper written form, a Proposal Notice shall set forth: (i) the name and address, as they appear on the Corporation’s books, of the stockholder proposing to bring business before the Corporation’s annual meeting of stockholders (each such stockholder, a “Proponent”) and any Stockholder Associated Person; (ii) (A) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 under the Exchange Act) and/or of record, by such Proponent or any Stockholder Associated Person, provided that such Proponent or Stockholder Associated Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation’s equity securities as to which such Proponent or Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent, (B) any derivative positions held or beneficially held by the Proponent and any Stockholder Associated Person and whether and a description in reasonable detail of the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other proxy, agreement, arrangement or understanding has been made or relationship exists, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or provide a right to vote or increase or decrease the voting power of, such Proponent or any Stockholder Associated Person with respect to the Corporation’s securities, and (C) a representation that the Proponent is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to be Present in Person at the meeting to propose such business; (iii) as to each matter the Proponent proposes to bring before the meeting, (A) a reasonably detailed description of the business desired to be brought before the meeting, (B) the text of the proposed business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By-Laws, the Certificate of Incorporation or any policy of the Corporation, the text of the proposed amendment), and (C) a reasonably detailed description of the reasons for conducting such business at the meeting; (iv) a reasonably detailed description of any interest, direct or indirect, monetary or non-monetary, of the Proponent or any Stockholder Associated Person in the proposed business described in the Proposal Notice, including any anticipated benefit therefrom to be received by the Proponent or any Stockholder Associated Person; (v) a description in reasonable detail of any pending, or to the knowledge of the Proponent or any Stockholder Associated Person, threatened, legal proceeding in which any Proponent or Stockholder Associated Person is a party or participant involving the Corporation or any officer, Director, affiliate, associate, or employee of the Corporation; (vi) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, whether written or oral and whether formal or informal) between the Proponent or any Stockholder Associated Person and the Corporation or any Director, officer, affiliate, associate, or employee of the Corporation (naming such Director, officer, affiliate, associate, or employee); (vii) a description in reasonable detail of any contacts and discussions between the Proponent or any Stockholder Associated Person and any officer, Director, or employee of the Corporation (naming such officer, Director, or employee and listing the dates and describing the nature of such contacts and discussions); (viii) a reasonably detailed description of any relationship, agreement, arrangement or understanding, written or oral, direct or indirect, with respect to the business proposed to be brought before the annual meeting by the Proponent, between or among any Proponent or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including without limitation any agreements, arrangements and understandings that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Proponent or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to such Proponent or Stockholder Associated Person); (ix) a description in reasonable detail of any plans or proposals of the Proponent or any Stockholder Associated Person relating to the Corporation that would be required to be disclosed by such Proponent or Stockholder Associated Person pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Proponent or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such Proponent or Stockholder Associated Person) together with a description of any agreements, arrangements or understandings (whether written or oral and whether formal or informal) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements or understandings; (x) all other information relating to (A) the proposed business described in the Proposal Notice, (B) the Proponent, or (C) any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be filed with the SEC in connection with a contested solicitation of proxies in which the Proponent or any Stockholder Associated Persons are participants in a solicitation subject to Section 14 of the Exchange Act; and (xi) a representation whether the Proponent or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve or adopt the proposed business or otherwise to solicit proxies from stockholders in support of such proposed business.

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(i) A Proponent shall update and supplement its Proposal Notice as necessary, from time to time, so that the information provided or required to be provided in such Proposal Notice pursuant to this paragraph (b) shall be true, correct and complete in all respects not only prior to the Notice Deadline but also at all times thereafter and prior to the meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (i) five business days following the occurrence of any event, development or occurrence that would cause the information provided in the Proposal Notice to be not true, correct and complete in all respects, or (ii) ten business days prior to the publicly disclosed date of the meeting at which such proposed business contained therein are to be considered; provided, however, that should any such event, development or occurrence take place within ten business days prior to such meeting, such update and supplement shall be received by the Secretary of the Corporation not later than one business day following any such event, development or occurrence. For the avoidance of doubt, the updates required pursuant to this paragraph (b) do not cause a Proposal Notice that was not true, correct and complete in all respects and in compliance with this paragraph (b) when first delivered to the Corporation prior to the Notice Deadline to thereafter be in proper form in accordance with this paragraph (b).

(ii) Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any Proponent who has submitted a Proposal Notice to the Corporation shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), written verification, in a form and manner, including, if requested, an executed and notarized affidavit, satisfactory in the reasonable discretion of the Board or any duly authorized committee thereof to demonstrate the accuracy of any information submitted by such Proponent in the Proposal Notice delivered pursuant to this paragraph (b). If a Proponent fails to provide such written verification within such period and in the form requested, the information as to which written verification was requested shall be deemed not to have been provided in accordance with this paragraph (b).

(iii) Notwithstanding anything in these By-Laws to the contrary, no business (other than the election of Directors, the nomination of whom shall be governed by Article I, Section 9, paragraph (c) of these By-Laws) shall be conducted at any annual stockholders’ meeting except in accordance with the requirements set forth in this paragraph (b). The chairman of the meeting shall, if the facts warrant, determine, in consultation with counsel (who may be the Corporation’s internal counsel), and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements set forth in these By-Laws, and if he or she should so determine, he or she shall so declare to the meeting and any such proposed business not properly brought before the meeting shall not be transacted.

(iv) Notwithstanding the foregoing provisions of this paragraph (b), the disclosures required by this paragraph (b) shall not include any disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company who is deemed a Proponent or Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit a Proposal Notice required by these By-Laws on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner.

(v) Notwithstanding the foregoing provisions of this paragraph (b), a Proponent shall also comply with any and all applicable requirements of the Exchange Act, the SEC, the DGCL and other applicable law with respect to the matters set forth in this paragraph (b), any solicitation of proxies contemplated by the Proponent in connection with its submission of a Proposal Notice to the Corporation, and any filings made with the SEC in connection therewith.

(vi) Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and subject to the limitations and requirements of, Rule 14a-8 under the Exchange Act and the SEC’s and the SEC Staff’s interpretations, guidance and no-action letter determinations relating thereto.

(vii) For a Proposal Notice to comply with the requirements of this paragraph (b), each of the requirements of this paragraph (b) shall be directly and expressly responded to and the Proposal Notice must clearly indicate and expressly reference which provisions of this paragraph (b) the information disclosed is intended to be responsive to. Any global cross-references shall be disregarded and information disclosed in the Proposal Notice in response to any provision of this paragraph (b) shall not be deemed responsive to any other provision hereof unless it is expressly cross-referenced to such other provision and it is clearly apparent how such information is responsive to such other provision.

(viii) For a Proposal Notice to comply with the requirements of this paragraph (b), it must set forth in writing directly within the body of the Proposal Notice, rather than being incorporated by reference from any pre-existing document or writing, including, but not limited to, any documents publicly filed with the SEC, all the information required to be included therein as set forth in this paragraph (b), and each of the requirements of this paragraph (b) shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this paragraph (b).

(ix) A Proponent submitting a Proposal Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, as of the Notice Deadline, is true, accurate and complete in all respects and contains no false or misleading statements, and such Proponent acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this paragraph (b) by such Proponent shall not be true, correct and complete in all respects prior to the Notice Deadline, such information shall be deemed not to have been provided in accordance with this paragraph (b).

(x) Notwithstanding the foregoing provisions of this paragraph (b), unless otherwise required by applicable law, if the Proponent is not Present in Person at the annual meeting of stockholders to present the proposed business, such proposed business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, business proposed to be brought before an annual meeting by a Proponent may not be brought before an annual meeting if such Proponent takes action contrary to the representations made in the Proposal Notice applicable to such business or if (i) when submitted to the Corporation prior to the Notice Deadline, the Proposal Notice applicable to such business contained an untrue statement of a fact or omitted to state a fact necessary to make the statements therein not misleading, or (ii) after being submitted to the Corporation, the Proposal Notice applicable to such business was not updated or supplemented by the Proponent in accordance with these By-Laws to cause the information provided in the Proposal Notice to be true, correct and complete in all respects.

(xi) A Proponent submitting a Proposal Notice pursuant to this paragraph (b), by its delivery to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Corporation, the Board, nor any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a Proposal Notice.

(xii) Nothing in this paragraph (b) shall be deemed to give any stockholder the right to have any proposal included in any proxy statement prepared by the Corporation, and, to the extent any such right exists under the Exchange Act or other applicable law or governmental regulation, such right shall be limited to the right expressly provided under such applicable law or governmental regulation. Notwithstanding any notice of the meeting or proxy statement sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this paragraph (b) to propose business at any annual meeting. If a stockholder’s proposed business is the same or relates to business brought by the Corporation and included in the Corporation’s meeting notice, proxy statement or any supplement thereto, such stockholder is nevertheless still required to comply with this paragraph (b) and deliver its own separate and timely Proposal Notice to the Secretary of the Corporation that complies in all respects with the requirements of this paragraph (b).

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(c) Nominations of persons for election to the Board of the Corporation may be made at a meeting of stockholders only (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (a “Nominating Stockholder”) Present in Person at the meeting who (A) is a record owner of shares of the Corporation’s capital stock at the time of giving the notice provided for in this paragraph (c), (B) is a record owner of shares of the Corporation’s capital stock as of the record date for the determination of stockholders entitled to notice of and to vote at the meeting in question, (C) is a record owner of shares of the Corporation’s capital stock at the time of the meeting, (D) is entitled to vote at the meeting, and (E) complies with the notice procedures set forth in this paragraph (c) in all applicable respects. The foregoing clause (ii) shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board at a stockholders’ meeting. Without qualification, for a stockholder to propose a nomination of a person or persons for election to the Board at a stockholders’ meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation containing the information with respect to such stockholder and its proposed candidates for nomination for election to the Board as required to be set forth by this paragraph (c) (collectively, the “Nominating Notice”) and (ii) provide any updates or supplements to such Nominating Notice at the times and in the forms required by this paragraph (c). To be timely, a Nominating Notice must be delivered to the Secretary of the Corporation within the time periods specified by paragraph (b) of this Section 9 for timely delivery of a Proposal Notice and must be delivered no later than the Notice Deadline. To be in proper written form, a Nominating Notice shall set forth: (i) the name and address, as they appear on the Corporation’s books, of the Nominating Stockholder and any Stockholder Associated Person; (ii) all information as to the Nominating Stockholder, each person whom the Nominating Stockholder proposes to nominate for election or re-election as a Director (each, a “Stockholder Nominee”), and each Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be filed by the Nominating Stockholder with the SEC in connection with a contested solicitation of proxies for the election of Directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement of the Nominating Stockholder as a nominee of the Nominating Stockholder and to serving as a Director of the Corporation if elected; (iii) (A) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 under the Exchange Act) and/or of record, by the Nominating Stockholder or any Stockholder Associated Person, provided that such Nominating Stockholder or Stockholder Associated Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation’s equity securities as to which such Nominating Stockholder or Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent, (B) any derivative positions held or beneficially held by such Nominating Stockholder or any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other proxy, agreement, arrangement or understanding has been made or relationship exists, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or provide a right to vote or increase or decrease the voting power of, such Nominating Stockholder or any Stockholder Associated Person with respect to the Corporation’s securities, and (C) a representation that such Nominating Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to be Present in Person at the meeting to propose such nomination; (iv) a reasonably detailed description of any agreement, arrangement or understanding, written or oral, or any direct or indirect relationship the Nominating Stockholder or any Stockholder Associated Person may have with any Stockholder Nominee, including but not limited to, those pursuant to which the nomination is proposed to be made, or with any other person or persons (naming such person or persons) with respect to such nomination; (v) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, whether written or oral and whether formal or informal) between the Nominating Stockholder or any Stockholder Associated Person and the Corporation or any Director, officer, or other employee of the Corporation (naming such Director, officer, or other employee); (vi) a description in reasonable detail of any contacts and discussions between the Nominating Stockholder or any Stockholder Associated Person and any officer, Director, or employee of the Corporation (naming such officer, Director, or employee and listing the dates and describing the nature of such contacts and discussions); (vii) a description in reasonable detail of any interest, direct or indirect, monetary or non-monetary, of the Nominating Stockholder or any Stockholder Associated Person in having any Stockholder Nominee elected to the Board, including any anticipated benefit therefrom to be received by the Nominating Stockholder or any Stockholder Associated Person; (viii) a description in reasonable detail of any pending, or to the knowledge of the Nominating Stockholder or any Stockholder Associated Person, threatened, legal proceeding in which any Nominating Stockholder or Stockholder Associated Person is a party or participant involving the Corporation or any officer, Director, affiliate, associate, or employee of the Corporation; (ix) as to each Stockholder Nominee, (A) all information that would be required to be set forth in a Nominating Notice pursuant to this paragraph (c) if such Stockholder Nominee was a Nominating Stockholder, (B) a list of all other publicly-traded companies, whether or not currently publicly-traded or currently in existence, where such Stockholder Nominee had been proposed as a candidate for election to a board of directors (or similar governing body) by the Nominating Stockholder, (C) a description in reasonable detail of any and all agreements, arrangements and/or understandings (whether written or oral and formal or informal) between such Stockholder Nominee and any person or entity (naming such person or entity) in connection with such Stockholder Nominee’s service or action as a proposed candidate and, if elected, as a member of the Board, (D) to the extent that such Stockholder Nominee has been convicted of any past criminal offenses involving a felony, fraud, dishonesty or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto, (E) to the extent that such Stockholder Nominee has been determined by any governmental authority or self-regulatory organization to have violated any federal or state securities or commodities laws, including but not limited to, the Securities Act of 1933, as amended, the Exchange Act or the Commodity Exchange Act of 1936, as amended, a description in reasonable detail of such violation and all legal proceedings relating thereto, (F) to the extent that such Stockholder Nominee has ever been suspended or barred by any governmental authority or self-regulatory organization from engaging in any profession or participating in any industry, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the Stockholder Nominee’s current or past profession or an industry that the Stockholder Nominee has participated in, a description in reasonable detail of such action and the reasons therefor, (G) a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled or dismissed, relating to the Stockholder Nominee’s past or current service on the board of directors (or similar governing body) of any corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court located within the United States alleges that the Stockholder Nominee committed any act constituting (a) a breach of fiduciary duties, (b) misconduct, (c) fraud, (d) breaches of confidentiality obligations, and/or (e) a breach of the entity’s code of conduct applicable to directors, and (H) the amount of any equity securities beneficially owned by such Stockholder Nominee in any company that is a direct competitor of the Corporation or its operating subsidiaries if such beneficial ownership by such nominee, when aggregated with that of all other Stockholder Nominees, the Nominating Stockholder and all Stockholder Associated Persons, is five percent or more of the class of equity securities of such company; (x) a reasonably detailed description of any agreement, arrangement or understanding, written or oral, or any direct or indirect relationship, with respect to the nomination proposed to be brought before the meeting by the Nominating Stockholder, between or among any Nominating Stockholder or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including without limitation any agreements, arrangements and understandings that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Nominating Stockholder or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to such Nominating Stockholder or Stockholder Associated Person); (xi) a description in reasonable detail of any plans or proposals of the Nominating Stockholder, any Stockholder Associated Person or any Stockholder Nominee relating to the Corporation that would be required to be disclosed by such Nominating Stockholder, Stockholder Associated Person or Stockholder Nominee pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Nominating Stockholder, Stockholder Associated Person or Stockholder Nominee pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such Nominating Stockholder, Stockholder Associated Person or Stockholder Nominee) together with a description of any agreements, arrangements or understandings (whether written or oral and whether formal or informal) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements or understandings; (xii) a description in reasonable detail of all direct and indirect compensation, reimbursement, indemnification, benefits and other agreements, arrangements and understandings (whether written or oral, formal or informal and monetary or non-monetary) during the past three years, and any other relationships, between or among a Nominating Stockholder, a Stockholder Associated Person, if any, and a Stockholder Nominee, including all information that would be required to be disclosed pursuant to Items 403 and 404 promulgated under Regulation S-K (or any such successor rule) if such Nominating Stockholder or Stockholder Associated Person was the “registrant” for purposes of such Items and the Stockholder Nominee was a director or executive of such registrant; (xiii) a representation as to whether the Nominating Stockholder and/or the Stockholder Associated Person, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the Stockholder Nominee or otherwise to solicit proxies from stockholders in support of such nomination; and (xiv) each Stockholder Nominee’s irrevocable and executed letter of resignation as a director of the Corporation, effective upon such person’s failure to receive, in accordance with Article II, Section 1 of these By-Laws, the required vote for re-election at the next meeting of stockholders at which such person would face re-election and upon acceptance of such resignation by the Board.

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(i) With respect to each Stockholder Nominee whom a Nominating Stockholder proposes to nominate for election or re-election to the Board, the Nominating Notice must, in addition to the matters set forth above, also include the completed and signed questionnaire required by paragraph (d) of this Section 9.

(ii) A Nominating Stockholder shall update and supplement its Nominating Notice as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this paragraph (c) shall be true, correct and complete in all respects not only prior to the Notice Deadline but also at all times thereafter and prior to the meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (i) five business days following the occurrence of any event, development or occurrence that would cause the information provided in the Nominating Notice to be not true, correct and complete in all respects, or (ii) ten business days prior to the publicly disclosed date of the meeting at which such nominations contained therein are to be considered; provided, however, that should any such event, development or occurrence take place within ten business days prior to such meeting, such update and supplement shall be received by the Secretary of the Corporation not later than one business day following any such event, development or occurrence. For the avoidance of doubt, the updates required pursuant to this paragraph (c) do not cause a Nominating Notice that was not true, correct and complete in all respects and in compliance with this paragraph (c) when first delivered to the Corporation prior to the Notice Deadline to thereafter be in proper form in accordance with this paragraph (c).

(iii) Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any Nominating Stockholder who has submitted a Nominating Notice to the Corporation shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), written verification, in a form and manner, including, if requested, an executed and notarized affidavit, satisfactory in the reasonable discretion of the Board or any duly authorized committee thereof to demonstrate the accuracy of any information submitted by such stockholder in the Nominating Notice delivered pursuant to this paragraph (c). If a Nominating Stockholder fails to provide such written verification within such period and in the form requested, the information as to which written verification was requested shall be deemed not to have been provided in accordance with this paragraph (c).

(iv) No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine, in consultation with counsel (who may be the Corporation’s internal counsel), and declare to the meeting that the proposed nomination was not made in accordance with the requirements set forth in these By-Laws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(v) Notwithstanding the foregoing provisions of this paragraph (c), the disclosures required by this paragraph (c) shall not include any disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company who is deemed a Nominating Stockholder or Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit a Nominating Notice required by these By-Laws on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner.

(vi) Notwithstanding the foregoing provisions of this paragraph (c), a Nominating Stockholder shall also comply with any and all applicable requirements of the Exchange Act, the SEC, the DGCL and other applicable law with respect to the matters set forth in this paragraph (c), any solicitation of proxies contemplated by the Nominating Stockholder in connection with its submission of a Nominating Notice to the Corporation, and any filings made with the SEC in connection therewith.

(vii) For a Nominating Notice to comply with the requirements of this paragraph (c), each of the requirements of this paragraph (c) shall be directly and expressly responded to and the Nominating Notice must clearly indicate and expressly reference which provisions of this paragraph (c) the information disclosed is intended to be responsive to. Any global cross-references shall be disregarded and information disclosed in the Nominating Notice in response to any provision of this paragraph (c) shall not be deemed responsive to any other provision hereof unless it is expressly cross-referenced to such other provision and it is clearly apparent how such information is responsive to such other provision.

(viii) For a Nominating Notice to comply with the requirements of this paragraph (c), it must set forth in writing directly within the body of the Nominating Notice, rather than being incorporated by reference from any pre-existing document or writing, including, but not limited to, any documents publicly filed with the SEC, all the information required to be included therein as set forth in this paragraph (c), and each of the requirements of this paragraph (c) shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this paragraph (c).

(ix) A Nominating Stockholder submitting a Nominating Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, as of the Notice Deadline, is true, accurate and complete in all respects and contains no false or misleading statements, and such Nominating Stockholder acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this paragraph (c) by such Nominating Stockholder shall not be true, correct and complete in all respects prior to the Notice Deadline, such information shall be deemed not to have been provided in accordance with this paragraph (c).

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(x) Notwithstanding the foregoing provisions of this paragraph (c), unless otherwise required by applicable law, if the Nominating Stockholder is not Present in Person at the stockholders’ meeting to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, nominations proposed to be brought before a stockholders’ meeting by a Nominating Stockholder may not be brought before a meeting if such Nominating Stockholder takes action contrary to the representations made in the Nominating Notice applicable to such nominations or if (i) when submitted to the Corporation prior to the Notice Deadline, the Nominating Notice applicable to such nominations contained an untrue statement of a fact or omitted to state a fact necessary to make the statements therein not misleading, or (ii) after being submitted to the Corporation, the Nominating Notice applicable to such nominations was not updated or supplemented by the Nominating Stockholder in accordance with these By-Laws to cause the information provided in the Nominating Notice to be true, correct and complete in all respects.

(xi) A Nominating Stockholder submitting a Nominating Notice pursuant to this paragraph (c), by its delivery to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Corporation, the Board, nor any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a Nominating Notice.

(xii) Nothing in this paragraph (c) shall be deemed to give any stockholder the right to have any nominations included in any proxy statement prepared by the Corporation. Notwithstanding any notice of the meeting, proxy statement or supplement thereto sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this paragraph (c) to propose any nominations at any stockholders’ meeting, including delivering its own separate and timely Nominating Notice to the Secretary of the Corporation that complies in all respects with the requirements of this paragraph (c).

(d) To be eligible to be a nominee for election or re-election as a Director of the Corporation, a Stockholder Nominee must deliver (in accordance with the time periods prescribed for delivery of notice specified by paragraph (b) of this Section 9 for timely delivery of a Proposal Notice, and no later than the Notice Deadline) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualifications of such Stockholder Nominee (which questionnaire shall be provided by the Secretary of the Corporation upon written request).

(e) Certain Definitions.

(i) A person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the leadership, management, governance, Board composition, strategic direction, value enhancement plans, or control of the Corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least two additional factors suggest that such persons knowingly intend to act in concert or in parallel towards a common goal relating to the management, governance or control of the Corporation, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed with the SEC on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(ii) “close of business” shall mean 5:00 p.m., local time, at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day.

(iii) “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

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(iv) “Present in Person” shall mean that the Proponent or the Nominating Stockholder, as the case may be, or, if such person is not an individual, a qualified representative of such person, appears in person at such stockholders’ meeting.

(v) “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(vi) A “qualified representative” of any stockholder means a person who is a duly authorized officer, manager or partner of such stockholder (including, as applicable, a Proponent or a Nominating Stockholder) or has been authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy with respect to the specific matter to be considered at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction (to the reasonable satisfaction of the chairman of the meeting) of the writing or electronic transmission, at the meeting of stockholders prior to the taking of action by such person on behalf of the stockholder.

(vii) “Stockholder Associated Person” means with respect to any Proponent or Nominating Stockholder, (i) any other beneficial owner of stock of the Corporation owned of record or beneficially by such Proponent or Nominating Stockholder, (ii) any Affiliate or Associate (within the meaning of Rule 12b-2 under the Exchange Act) of such Proponent or Nominating Stockholder or beneficial owner, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Proponent or Nominating Stockholder in any solicitation contemplated by the Proposal Notice or the Nominating Notice, (iv) each person who may be deemed to be a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any such Proponent or Nominating Stockholder or beneficial owner (or their respective Affiliates and Associates) relating to the equity securities of the Corporation, regardless of whether such person is disclosed as a member of a “group” in a Schedule 13D or an amendment thereto filed with the SEC relating to the Corporation, and (v) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, is under common control with, or is Acting in Concert with such Proponent or Nominating Stockholder or beneficial owner or a Stockholder Associated Person of such Proponent or Nominating Stockholder or beneficial owner.

ARTICLE II

DIRECTORS

Section 1. Number, Election, Resignation and Removal of Directors.

(a) The Board of Directors shall consist of not less than one nor more than nine members, the exact number of which shall be fixed from time to time by the Board of Directors. Except as provided in Section 2 of this Article II, directors shall be elected by the vote of a majority of the votes cast by stockholders with respect to that director’s election. Each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. For purposes of this Section 1(a), a majority of the votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote (and not by majority vote) at any meeting of stockholders where the election of directors is a “Contested Election” (as defined below). For purposes of these By-Laws, an election of directors shall be considered a “Contested Election” if (i) the number of nominees standing for election at any meeting of stockholders exceeds the number of directors to be elected, with the determination that an election is “contested” to be made by the Secretary of the Corporation. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Subject to Section 1(b) of this Article, any director may resign at any time upon notice to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. A resignation that is conditioned upon such resigning director’s failing to receive a specified vote for re-election as a director may provide that such resignation is irrevocable by such director, but may be rejected by the Board of Directors. Any director may be removed at any time for cause or without cause by the vote of the holders of a majority of the common stock then entitled to vote at an election of directors. The vacancy on the Board of Directors caused by any such removal may be filled by the stockholders at such meeting or as provided in Section 2 of this Article II.

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(b) Each person who is nominated to stand for election as director shall, as a condition to such nomination, tender an irrevocable and executed letter of resignation in advance of the meeting for the election of directors. If a nominee for director is not elected and the nominee is an incumbent director, the Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and make public disclosure of its decision regarding the tendered resignation and the rationale behind the decision within 90 calendar days from the date of the certification of the election results. The Nominating and Corporate Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her tender of resignation, but may participate in the recommendation or the decision regarding another director’s tender of resignation.

Section 2. Vacancies. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by vote of a majority of the directors then in office (even if such remaining directors constitute less than a quorum) or of the sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or any of the directors. Notice thereof stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, one-third of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7. Meeting by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

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Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolutions establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be fixed to all papers which require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

ARTICLE III

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, Treasurer and a Secretary. The Board of Directors, in its discretion, may also choose a Chief Executive Officer, Chief Financial Officer, Chief Operations Officer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed with or without cause, at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by any officer of the Corporation and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. President. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the power and authority to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed without seal and except in such cases in which the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. The President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

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Section 5. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary. The Secretary shall have the power and authority to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed without seal. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 6. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE IV

STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the President and (ii) by the Secretary or the Treasurer of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be before the date of such meeting; in the case of consent to corporate action in writing without a meeting, the record date must not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Notwithstanding anything in this Section 5 to the contrary, a record date for determining stockholders entitled to take action by written consent shall be fixed in accordance with Section 6(b) of Article I of these By-laws.

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Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE V

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given five days after the same shall be deposited in the United States mail. Written notice may also be given personally or by email, facsimile, telex or cable.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by the resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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ARTICLE VII

indemnification

Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VII, the Corporation shall indemnify any officer or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VII, the Corporation shall indemnify any officer or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (ii) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VII, as the case may be.

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Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VII, and notwithstanding the absence of any determination thereunder, any officer or director may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the officer or director is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the officer or director seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the officer or director seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VII.

Section 9. Certain Definitions. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its officers or directors, so that any such person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, or by contract, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

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Section 11. Limitation of Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VII), the Corporation shall not be obligated to indemnify any officer or director in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12. Repeal or Amendment. Any repeal or amendment of the indemnification provisions contained herein will not adversely affect any right or protection in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII

AMENDMENTS

Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new by-laws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either of the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2. Entire Board of Directors. As used in this Article VIII and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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